News Release

FOR IMMEDIATE RELEASE

Daegis Inc. Reports Fiscal 2015 Second Quarter Results

Growth in Adjusted EBITDA of 14% Sequentially and 19% Year over Year

IRVING, Texas – November 20, 2014 – Daegis Inc. (NASDAQ: DAEG), a global information governance, migration solutions and development tools company, today announced financial results for its fiscal 2015 second quarter ended October 31, 2014.

Second Quarter Fiscal 2015 Financial Highlights

  Total revenue of $6.7 million, compared to $7.7 million year over year.
  GAAP net income of $25,000 or $0.00 per share, compared to GAAP net loss of $210,000 or $0.01 loss per share for the same period last year.
  Adjusted EBITDA of $939,000, compared to $755,000 last year. (1)
  Non-GAAP net income of $458,000 or $0.03 per share, compared to $118,000 or $0.01 per share last year. (1)
  Cash at October 31, 2014 was $3.5 million, compared to $7.2 million at April 30, 2014 and $4.0 million at October 31, 2013.
  Total debt outstanding at October 31, 2014 was $12.2 million, a decrease of $2.8 million from April 30, 2014.

Six Months Ended Fiscal 2015 Financial Highlights

  Total revenue of $13.3 million, compared to $15.7 million year over year.
  GAAP net loss of $223,000 or $0.02 loss per share, compared to GAAP net loss of $843,000 or $0.06 loss per share for the same period last year.
  Adjusted EBITDA of $1.8 million, compared to $1.6 million last year. (1)
  Non-GAAP net income of $697,000 or $0.04 per share, compared to $155,000 or $0.01 per share last year. (1)

“We continue to see the benefits of driving efficiencies throughout the business with improved EBITDA margins; however, we are not yet seeing the revenue growth we would like,” said Tim Bacci, CEO of Daegis Inc. “Our focus on revenue growth and our strategy to deliver a broader more comprehensive portfolio of products and services to enterprise customers is on course with the recent hiring of our new vice president of global sales. This was an essential next step as we broaden our direct and channel sales operations to meet customer needs with our information governance, migration, mobile application development and data management products.”

Second Quarter Fiscal 2015 Comparative Financial Summary

$ In Millions, except per share and % data	Q2 FY2015	Q2 FY2014	% or $ Change(2)
Total Revenue	$6.7	$7.7	($1.1)
Information Governance Revenue	$3.9	$4.7	($0.9)
Migration and Development Tools Revenue	$2.8	$3.0	($0.2)
GAAP Net Income (Loss)	$0.0	($0.2)	$0.2
GAAP Net Income (Loss) Per Share – Diluted	$0.00	($0.01)	0.01
Adjusted EBITDA(1)	$0.9	$0.8	19%
Adjusted EBITDA Margin(1)	14%	10%	45%
Non-GAAP Net Income (1)	$0.5	$0.1	$0.3
Non-GAAP Net Income Per Share - Diluted(1)	$0.03	$0.01	$0.02

(1)	See reconciliation table below regarding the presentation of Adjusted EBITDA and Non-GAAP net income.
(2)	The calculation of percentage or dollar change is based on unrounded numbers.

Investor Conference Call
Management will host a conference call November 20, 2014, at 4:00 p.m. CT (5:00 p.m. ET) to review the second quarter fiscal 2015 financial results. The call can be accessed by dialing (888) 337-8198 or (719) 325-2472 for international callers. Additionally, the conference call will be webcast on the Daegis website at www.daegis.com. A replay of the call will be available through November 30, 2014 by dialing (888) 203-1112 or (719) 457-0820 for international callers and using the following passcode: 7025185.

About Daegis Inc.
Daegis Inc. (NASDAQ: DAEG) is a global enterprise software company with comprehensive offerings for information governance, application migration, data management and application development. Our products include leading-edge enterprise information archive and eDiscovery software, and mobile application development, application migration and data management software. Approximately 20% of Fortune 100 companies use our solutions. We are headquartered in Irving, Texas and serve our worldwide customer base through our offices in California, New Jersey, Australia, Canada, France, Germany and the UK.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Bacci. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

Contact:
Daegis
Susan K. Conner
(214) 584-6427
sconner@daegis.com

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DAEGIS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	April 30,
	2014	2014
ASSETS
Current assets:
Cash	$3,506	$7,178
Accounts receivable, net	4,982	6,657
Prepaid expenses	777	617
Other current assets	484	358
Total current assets	9,749	14,810

Property and equipment, net	1,002	1,053
Goodwill	11,706	11,706
Intangibles, net	4,856	5,614
Other assets	453	470
Total assets	$27,766	$33,653

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$601	$308
Current portion of long-term debt	840	3,123
Accrued compensation and related expenses	987	1,185
Other accrued liabilities	817	971
Deferred revenue	6,101	8,590
Total current liabilities	9,346	14,177

Long-term debt, net of current portion	11,313	11,848
Deferred tax liabilities, net	1,015	1,032
Common stock warrant liability	215	276
Other long-term liabilities	823	1,095
Total liabilities	22,712	28,428

Commitments and contingencies

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	100,204	100,152
Accumulated other comprehensive income	280	280
Accumulated deficit	(95,447)	(95,224)
Total stockholders’ equity	5,054	5,225
Total liabilities and stockholders’ equity	$27,766	$33,653

DAEGIS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
Revenues:
Information Governance	$3,854	$4,741	$7,958	$10,157
Migration and Development Tools	2,798	2,995	5,357	5,543
Total revenues	6,652	7,736	13,315	15,700

Operating expenses:
Direct costs of Information Governance revenue	1,582	2,066	3,139	4,266
Direct costs of Migration and Development Tools revenue	525	445	1,028	863
Product development	1,217	1,618	2,390	3,288
Selling, general and administrative	2,959	3,641	6,331	7,341
Total operating expenses	6,283	7,770	12,888	15,758
Income (loss) from operations	369	(34)	427	(58)

Other income (expense):
Gain (loss) from change in fair value of common stock warrant liability	(34)	210	61	112
Interest expense	(182)	(311)	(486)	(727)
Other, net	(141)	34	(241)	3
Total other income (expense)	(357)	(67)	(666)	(612)

Loss before income taxes	12	(101)	(239)	(670)
Provision (benefit) for income taxes	(13)	109	(16)	173
Net income (loss)	$25	$(210)	$(223)	$(843)

Income (Loss) per share:
Basic	$0.00	$(0.01)	$(0.01)	$(0.06)
Diluted	$0.00	$(0.01)	$(0.01)	$(0.06)

Weighted-average shares used in computing loss per share:
Basic	16,384	16,384	16,384	15,841
Diluted	16,384	16,384	16,384	15,841

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2014	2013	2014	2013
GAAP income (loss) from operations	$369	$(34)	$427	$(58)

Amortization of intangible assets	374	384	758	769
Stock based compensation expenses	25	39	52	92
Depreciation	171	251	354	515
Charges related to alignment of business units(1)	-	115	171	249
Total adjustments to GAAP income from operations	570	789	1,335	1,625

Adjusted EBITDA	$939	$755	$1,762	$1,567

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (In thousands, except per share data)

GAAP net loss	$25	$(210)	$(223)	$(843)

Amortization of intangible assets	374	384	758	769
Stock based compensation expenses	25	39	52	92
(Gain) loss from change in fair value of common stock warrant liability	34	(210)	(61)	(112)
Charges related to alignment of business units(1)	-	115	171	249
Total adjustments to GAAP net loss	433	328	920	998

Non-GAAP net income	$458	$118	$697	$155

Non-GAAP diluted income per share	$0.03	$0.01	$0.04	$0.01

Weighted average shares used in computing income per share:
Dilutive	16,384	16,384	16,384	15,841

(1) Prior year alignment costs have been reported to conform with the current year presentation.

Use of Non-GAAP Financial Information
Daegis utilizes financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP") to supplement the Company's unaudited condensed consolidated financial statements and provide investors with an alternative method for assessing our operating results. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company's future financial performance. Management uses the Non-GAAP financial measures to make operational decisions, to evaluate the Company's performance and to forecast. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Our Non-GAAP measures adjust GAAP income (loss) from operations and GAAP net income (loss) for non-cash stock based compensation expenses, amortization of intangible assets, depreciation and non-recurring charges. For more information on these Non-GAAP financial measures including how they are calculated, please see the tables in this release captioned “Reconciliation of GAAP to Non-GAAP Net Income” and “Reconciliation of GAAP Operating Income to Adjusted EBITDA” which includes a reconciliation of the GAAP results to Non-GAAP and Adjusted EBITDA results.